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                                                                   EXHIBIT 10.40
                                                                Contract # .6425

                               SERVICE AGREEMENT

                                    between

                  TRANSCONTINENTAL GAS PIPE LINE CORPORATION

                                      and

                              BOSTON GAS COMPANY


                                 June 1, 1993
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                               SERVICE AGREEMENT

     THIS AGREEMENT entered into this first day of June, 1993, by and between TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation, hereinafter referred to as "Seller," first party, and BOSTON GAS COMPANY, hereinafter referred to as "Buyer," second party,

                                  WITNESSETH

     WHEREAS, pursuant to the requirements of Order Nos. 636, 636-A and 636-B, issued by the Federal Energy Regulatory Commission, Algonquin Gas Transmission Company ("Algonquin") has assigned to several of its customers upstream capacity previously provided under Seller's Rate Schedule X-284; and

     WHEREAS, upon the effective date of this Agreement, the contractual arrangement between Algonquin and Seller is terminated and abandonment of service under Rate Schedule X-284 is automatically authorized; and

     WHEREAS, Buyer has been assigned a portion of Algonquin's capacity previously provided under Rate Schedule X-284, and agrees to such assignment and assumes, in part, Algonquin's obligations pursuant to the Service Agreement and Seller's FT Rate Schedule of Vol. 1 of its FERC Gas Tariff; and

     WHEREAS, Seller will provide Incremental Leidy Line Annual Firm Transportation service hereunder to Buyer pursuant to Seller's blanket certificate authorization and Rate Schedule FT for that portion of assigned capacity designated hereinbelow.

     NOW, THEREFORE, Seller and Buyer agree as follows:


                                   ARTICLE I
                          GAS TRANSPORTATION SERVICE

     1. Subject to the terms and provisions of this agreement and of Seller's Rate Schedule FT, Buyer agrees to deliver or cause to be delivered to Seller gas for transportation and Seller agrees to receive, transport and redeliver natural gas to Buyer or for the account of Buyer, on a firm basis, up to the dekatherm equivalent of a Transportation Contract Quantity ("TCQ") of 6,121 Mcf per day.

     2. Transportation service rendered hereunder shall not be subject to curtailment or interruption except as provided in Section 1 of the General Terms and Conditions of Seller's FERC Gas Tariff.

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                               SERVICE AGREEMENT
                                  (Continued)

                                  ARTICLE II
                              POINT(S) OF RECEIPT

     Buyer shall deliver or cause to be delivered gas at the point(s) of receipt hereunder at a pressure sufficient to allow the gas to enter Seller's pipeline system at the varying pressures that may exist in such system from time to time; provided, however, the pressure of the gas delivered or caused to be delivered by Buyer shall not exceed the maximum operating pressure(s) of seller's pipeline system at such point(s) of receipt. In the event the maximum operating pressure(s) of Seller's pipeline system, at the point(s) of receipt hereunder, is from time to time increased or decreased, then the maximum allowable pressure(s) of the gas delivered or caused to be delivered by Buyer to Seller at the point(s) of receipt shall be correspondingly increased or decreased upon written notification of Seller to Buyer. The point(s) of receipt for natural gas received for transportation pursuant to this agreement shall be:

     Point of Receipt
     ----------------

     Interconnection between the facilities
     of National Fuel and Seller at Wharton
     in Potter County, Pennsylvania.


                                  ARTICLE III
                             POINT(S) OF DELIVERY

     Seller shall redeliver to Buyer or for the account of Buyer the gas transported hereunder at the following point(s) of delivery and at a pressure(s) of:


     Point of Delivery                                   Pressure
     -----------------                                   --------

     Existing Centerville point of                       Prevailing pressure in
     interconnect between Algonquin Gas                  Seller's pipeline
     Transmission Company and Seller                     system not to exceed
     located in Somerset County, New Jersey              750 psig


                                  ARTICLE IV
                                TERM OF AGREEMENT

      This agreement shall be effective as of June 1, 1993 and shall remain in force and effect until 8:00 a.m. Eastern Standard Time

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                               SERVICE AGREEMENT
                                  (Continued)

June 1, 2008 and thereafter until terminated by Seller or Buyer upon at least one year prior written notice; provided, however, this agreement shall terminate immediately and, subject to the receipt of necessary authorizations, if any, Seller may discontinue service hereunder if (a) Buyer, in Seller's reasonable judgement fails to demonstrate credit worthiness, and (b) Buyer fails to provide adequate security in accordance with Section 8.3 of Seller's Rate Schedule FT. As set forth in Section 8 of Article II of Seller's August 7, 1989 revised Stipulation and Agreement in Docket Nos. RP88-68 et.al., (a) pregranted abandonment under Section 284.221(d) of the Commission's Regulations shall not apply to any long term conversions from firm sales service to transportation service under Seller's Rate Schedule FT and (b) Seller shall not exercise its right to terminate this service agreement as it applies to transportation service resulting from conversions from firm sales service so long as Buyer is willing to pay rates no less favorable than Seller is otherwise able to collect from third parties for such service.


                                   ARTICLE V
                            RATE SCHEDULE AND PRICE

     1. Buyer shall pay Seller for natural gas delivered to Buyer hereunder in accordance with Seller's Rate Schedule FT and the applicable provisions of the General Terms and Conditions of Seller's FERC Gas Tariff as filed with the Federal Energy Regulatory Commission, and as the same may be legally amended or superseded from time to time. Such Rate Schedule and General Terms and Conditions are by this reference made a part hereof.

     2. Seller and Buyer agree that the quantity of gas that Buyer delivers or causes to be delivered to Seller shall include the quantity of gas retained by Seller for applicable compressor fuel, line loss make-up (and injection fuel under Seller's Rate Schedule GSS, if applicable) in providing the transportation service hereunder, which quantity may be changed from time to time and which will be specified in the currently effective Sheet No. 44 of Volume No. 1 of this Tariff which relates to service under this agreement and which is incorporated herein.

     3. In addition to the applicable charges for firm transportation service pursuant to Section 3 of Seller's Rate Schedule FT, Buyer shall reimburse Seller for any and all filing fees incurred as a result of buyer's request for service under Seller's Rate Schedule FT, to the extent such fees are imposed upon Seller by the Federal Energy Regulatory Commission or any successor governmental authority having jurisdiction.

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                               SERVICE AGREEMENT
                                  (Continued)


                                  ARTICLE VI
                                 MISCELLANEOUS

     1. This Agreement supersedes and cancels as of the effective date hereof the following contract(s):

          Algonquin/Transcontinental Gas Pipe Line Corporation former X-284 Agreement, dated November 1, 1985; specifically for that portion of capacity provided in Article I above.

     2. No waiver by either party of any one or more defaults by the other in the performance of any provisions of this agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different character.

     3. The interpretation and performance of this agreement shall be in accordance with the laws of the State of Texas, without recourse to the law governing conflict of laws, and to all present and future valid laws with respect to the subject matter, including present and future orders, rules and regulations of duly constituted authorities.

     4. This agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.

     5. Notices to either party shall be in writing and shall be considered as duly delivered when mailed to the other party at the following address:

          (a)  If to Seller:
               Transcontinental Gas Pipe Line Corporation
               P. 0. Box 1396
               Houston, Texas     77251
               Attention:  Customer Services, Northern Market Area


          (b)  If to Buyer:
               Boston Gas Company
               One Beacon Street
               Boston, MA 02108
               Attention: Mr. William R. Luthern

Such addresses may be changed from time to time by mailing appropriate notice thereof to the other party by certified or registered mail.

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                               SERVICE AGREEMENT
                                  (Continued)

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective officers or representatives thereunto duly authorized.


                              TRANSCONTINENTAL GAS PIPE LINE CORPORATION
                                                (Seller)


                              By   /s/ Thomas E. Skains
                                 ---------------------------------------
                                       Thomas E. Skains
                                       Senior Vice President
                                 Transportation and Customer Services


                                 BOSTON GAS COMPANY

                              By   /s/ William R. Luthern
                                 ---------------------------------------

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